Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 16, 2015, with respect to the financial statements of RiverBanc Multifamily Investors, Inc. and RB Multifamily Investors LLC contained in the Registration Statement on Form S-11 and related Prospectus of RiverBanc Multifamily Investors, Inc. We consent to the use of the aforementioned reports in such Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Charlotte, NC

July 22, 2015